EXHIBIT 99.1

USA Equities Corp (USAQ) Announces Advisory Board Leadership for University of Miami’s Allergy Diagnostics & Allergen Immunotherapy CME Conference

WEST PALM BEACH, FL – (February 19, 2021) – USA EQUITIES CORP. (OTCQB: USAQ) (the “Company,” “we,” or “our”) is focused on enabling primary care physicians (PCP’s) to increase their revenues by providing them with relevant, value-based tools to evaluate and treat chronic disease through reimbursable point of care and SaaS procedures. The Company is excited to announce today that five of its medical advisory board members will be presenting at the inaugural University of Miami Allergy Diagnostics and Allergen Immunotherapy Virtual CME event on March 13, 2021. Assistant Professor of Otolaryngology, Björn Herman, MD, FACS, Fredric W. Pullen, II MD, FACS, Professor, vol., Otolaryngology, both at the University of Miami Miller School of Medicine, Dr. Frank Lichtenberger, MD, PhD, board certified allergist and Immunologist, Marcos Sanchez-Gonzalez MD, PhD and Syed Rizvi PhD, will be presenting at the conference, along with a panel of their esteemed colleagues.

“We’re thrilled that the leaders of our medical advisory board and experts in the field are participating in this unique live virtual conference. At USAQ, we champion education and prioritize, equipping physicians with the tools they need to improve clinical outcomes and sustain their practices with new ancillary services and revenue streams, including continuing medical education,” said Troy Grogan, President and CEO at USA Equities Corp.

According to the University of Miami’s description of the CME workshop, practitioners can expect “the training they need to diagnose, treat, and manage patients with noncomplex, non-life-threatening allergies. Physicians, nurses, nurse practitioners, physician assistants and other medical professionals who are not board-certified in allergy and immunology will develop evidence-based skills, knowledge, and confidence in the field of allergy and immunology.”

“As a member of USAQ’s advisory board, it’s important to see companies emerge that prioritize the future of medicine. USAQ equips physicians with the digital tools and point of care services such as allergy testing and treatment products they desperately need to treat a wider variety of clinical issues, better serve their patients, provide opportunities for continuing education, and encourage the adoption and availability of technology,” said Fred Pullen MD, Medical Adviser at USAQ.

Physicians and other health care providers can find more information about the University of Miami Allergy Diagnostics & Allergen Immunotherapy CME event at www.miami.edu/allergy

About USA Equities Corp (OTCQB: USAQ)

On December 20, 2019 USA Equities Corp completed a share exchange whereby it acquired Medical Practice Income, Inc. (MPI). The Company is focused on value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior based remote patient monitoring, chronic care and preventive medicine. The Company’s products are intended to allow the general practice physician to increase his revenues by cost effectively diagnosing and treating chronic diseases generally referred to specialists. The Company’s products and information service portfolio are directed towards prevention, early detection, management, and reversal of cardio-metabolic and other chronic diseases. Our principal objectives are to develop proprietary software tools, devices, and approaches, providing more granular, timely, and specific clinical decision-making information for practicing physicians and other health care providers to address todays obese, diabetic and cardiovascular disease population. The Company is located in West Palm Beach, Florida. For more information, visit www.USAQCorp.com

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products and potential future results and acquisitions, are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor & Media Contact:
Olivia Giamanco
USA Equities Corp
(929) 379-6503
IR@USAQCORP.COM